Exhibit 99.1

Contacts
V.I. TECHNOLOGIES, INC. (VITEX)
JOHN R. BARR
617-926-1551
john.barr@vitechnologies.com
or
Thomas T. Higgins
617-926-1551
tom.higgins@vitechnologies.com

VITEX Provides Update on the Phase III INACTINE™ Red

Blood Cell Acute Transfusion Study

Watertown, MA (August 3, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, today provided an update on the status of the Company’s acute transfusion Phase III clinical trial as well as highlights of the ongoing efforts to develop and commercialize the INACTINE™ system. These highlights include:

•	The Company has now recruited twenty four (24) sites to participate in the clinical trial. Seventeen (17) clinical trial sites have received IRB approval; sixteen (16) are actively enrolling patients and one (1) is expected to start enrolling patients shortly. An additional seven (7) sites are either in the IRB process or being qualified to participate in the study. The Company believes it will complete patient enrollment and follow-up in Q1 of 2005, with initial data becoming available in mid-2005. Since the beginning of the year, the Company has implemented additional monitoring to enhance the safety of the study.

•	The Vitex development team, in partnership with an outside design firm, has made significant progress in designing a next generation removal system to simplify the equipment, disposable requirements and the footprint within the blood center required to implement the INACTINE™ process. This removal system, when commercially available, could accelerate adoption of the system and extend the use of the system to the developing world where blood processing infrastructure is more limited. This work is being funded by a government grant (Phase 1 and Phase 2 Fast Track SBIR) awarded to Vitex earlier this year.

•	There have been several recent news reports regarding blood safety issues in Korea and other Asian countries leading to several unsolicited inquiries from organizations interested in commercializing the INACTINE™ system in those markets. While management intends to consider these proposals, the Company’s plan is to wait until a successful conclusion of the Phase III trials to enter into definitive discussions with potential partners.

“Our team is very focused on advancing the INACTINE™ program to a successful conclusion and continues to make progress,” said John Barr, President and CEO of Vitex. “We continue our ongoing discussions with the FDA on our clinical trial program and look to updating our investors on these conversations later this year.”

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial for use in acute transfusions, is designed to inactivate a wide range of viruses, bacteria and parasites in units of red blood cells, and has also demonstrated its ability to remove prion proteins from red cell units. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: http://www.vitechnologies.com.

Vitex recently announced that it has entered into a definitive merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV infection and other major human viral diseases. Terms of the merger, which is subject to the approval of the shareholders of Vitex and Panacos, are contained in the Joint Proxy Statement-Prospectus dated July 13, 2004 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission. The merger is expected to close during August 2004.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex filed a Registration Statement on Form S-4, as amended, in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees will be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.